EXPENSE REIMBURSEMENT AGREEMENT

                             GUINNESS ATKINSON FUNDS
                        Guinness Atkinson Asia Focus Fund
                    Guinness Atkinson China & Hong Kong Fund
                    Guinness Atkinson Global Innovators Fund

     AGREEMENT, dated as of April 25, 2003, by and between GUINNESS ATKINSON FUNDS (the "Trust"), on behalf of Guinness Atkinson Asia Focus Fund, Guinness Atkinson China & Hong Kong Fund, and Guinness Atkinson Global Innovators Fund (the "Funds"), and GUINNESS ATKINSON ASSET MANAGEMENT, LLC (the "Adviser").

                               W I T N E S S E T H

     WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Adviser is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

     WHEREAS, the Adviser provides investment advisory services to the Funds pursuant to an Investment Advisory Agreement;

     NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

     Through April 25, 2004, the Adviser agrees to reimburse annual fund operating expenses to the Guinness Atkinson Asia Focus Fund to the extent such Fund's total annual fund operating expenses would exceed 1.98%.

     Through April 25, 2004, the Adviser agrees to reimburse annual fund operating expenses to the Guinness Atkinson China & Hong Kong Fund to the extent such Fund's total annual fund operating expenses would exceed 1.98%.

     Through April 25, 2004, the Adviser agrees to reimburse annual fund operating expenses to the Guinness Atkinson Global Innovators Fund to the extent such Fund's total annual fund operating expenses would exceed 1.88%.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                             GUINNESS ATKINSON FUNDS

                             By:______________________________
                             Title


                             GUINNESS ATKINSON ASSET MANAGEMENT, LLC

                             By:__________________________________________
                             Title